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                              LTC PROPERTIES, INC.

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-2444) and in the Registration Statement (Form S-8 No. 33-85252) of LTC Properties, Inc. of our report dated January 25, 2002 with respect to the consolidated financial statements and schedules of LTC Properties, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                     /s/ ERNST & YOUNG LLP


Los Angeles, California
March 8, 2002